EXHBIT 10.4

                                     FORM OF
                           RESTRICTED STOCK AGREEMENT


GRANTED TO:             [name of employee]

DATE OF GRANT:          [date]

GRANTED PURSUANT TO:    Weiner's Stores, Inc. 1997 Stock Incentive Plan

NUMBER OF SHARES:       [number of shares]

VESTING SCHEDULE:       [brief description of vesting schedule]


         1. This Restricted Stock Agreement (the "Agreement") is made and entered into as of [ date ] between Weiner's Stores, Inc., a Delaware corporation (the "Company") and [ name of employee ] (the "Employee").

         2. The Employee is granted [ number of shares ] shares of Weiner's Stores, Inc. Common Stock (the "Restricted Stock"). The Restricted Stock is granted under the Weiner's Stores, Inc. 1997 Stock Incentive Plan (the "Plan"), a copy of which is enclosed herewith, and is subject to the terms of the Plan and of this Agreement. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan [or, if not defined therein, in the employment contract between the Company and the Employee]. The Restricted Stock granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for the Employee's services.

         3. The Restricted Stock granted hereunder shall be promptly issued and a certificate or certificates for such shares shall be issued in the Employee's name. The Employee shall thereupon be a shareholder of all the shares represented by the certificate or certificates. As such, the Employee shall have all the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive all dividends and other distributions paid with respect to them; provided, however, that the shares shall be subject to the restrictions on transferability in Paragraphs 5 and 6 below. Unless as otherwise provided in this Paragraph 3, the Company shall hold the certificate or certificates for such shares until the date the restrictions on transferability are removed in accordance with Paragraphs 5 and 7 below. The Committee may, in its sole discretion and at any time prior to the date the restrictions on transferability are removed in accordance with Paragraphs 5 and 7 below, require (i) that the stock certificate or certificates representing such shares shall be imprinted with a legend stating that the shares represented thereby are restricted shares subject to the terms and conditions of this Agreement and, as such, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement, and if the Committee makes such requirement, then each transfer agent for the Common Stock shall be instructed to like effect with respect to such shares and/or (ii) that the Employee shall, upon receipt of the certificate or certificates therefor, deposit such certificate or certificates together with a stock power or other like instrument of transfer, appropriately endorsed in blank, with an escrow agent designated by the Committee, which may be the Company, under a deposit agreement containing such terms and conditions as the Committee shall approve, with the expenses of such escrow to be borne by the Company.

         4. If under Section 9 of the Plan, entitled "Adjustment Provisions," the Employee, as the owner of the shares of the Restricted Stock, shall be entitled to new, additional or different shares of


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stock or securities, (i) the Committee may require that the certificate or certificates for, or other evidences of, such new, additional or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall be (x) imprinted with a legend as provided in Paragraph 3 above and/or (y) deposited by the Employee under the deposit agreement provided for therein, and (ii) such certificate or certificates for, or other evidences of, such new, additional or different shares or securities, shall be subject to the restrictions on transferability as provided in Paragraphs 5 and 6 below.

         5. Subject to Paragraph 7 below, the shares of the Restricted Stock shall be subject to restrictions on transferability. Such restrictions shall be removed from such shares on January 15, 2000 [on January 15, 1999 for Herbert R. Douglas] (the "Vesting Date").

[The following applies only to Herbert R. Douglas, Raymond J. Miller, Jerome L. Feller, James L. Berens and Joseph J. Kassa:]

Notwithstanding anything contained in this Agreement to the contrary, all shares of the Restricted Stock shall immediately become and remain transferable on the date of a change in control of the Company. For purposes of this Agreement, [whether a change in control of the Company has occurred shall be determined by applying the corresponding provision in the Employee's employment agreement that determines whether a change in control of the Company has occurred]1 [a change in control of the Company shall occur when any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) becomes a "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of more than 50 percent of the Voting Stock of the Company, except as may otherwise be provided for in a confirmed plan of reorganization. For purposes of this Paragraph 4, "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation]2.

         6. During the period when the Restricted Stock is subject to the restrictions on transferability, none of the shares of the Restricted Stock subject to such restrictions shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. Any attempt by the Employee to dispose of any shares of the Restricted Stock in any such manner shall result in the immediate forfeiture of such shares and any other shares then held by the Company or the designated escrow agent on the Employee's behalf.

         7. In the event of the death of the Employee prior to the Vesting Date, or if prior to the Vesting Date, the Employee's employment is terminated
(i) due to Disability, (ii) by the Company or any of its subsidiaries without Cause, or (iii) by the Employee for Good Reason, the shares of the Restricted Stock held by the Employee on the date of his or her death or the date of the termination of his or her employment, as the case may be, shall immediately become transferable as of such date. If prior to the Vesting Date, the Employee's employment is terminated (x) due to the Employee's retirement, (y) by the Company or any of its subsidiaries for Cause, or (z) by the Employee without Good Reason (other than due to death or Disability), the shares of the Restricted Stock held by the Employee on the date of the termination of his or her employment shall immediately be forfeited by the Employee as of such date. For purposes of this Agreement, the definitions of the terms "Cause," "Good Reason," and "Disability" shall be the same definitions of such terms as defined in the Employee's employment agreement with the Company as in effect; if there is no employment agreement between the Company and the Employee in effect, the definitions of the terms "Cause," "Good Reason," and "Disability" are set forth on Exhibit A attached hereto.

--------------------

1.  This language applies only to Herbert R. Douglas.

2. This language applies only to Raymond J. Miller, Jerome L. Feller, James L. Berens and Joseph J. Kassa.

                                     Exhibit 10.4 - Page 2


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         8. The Company shall pay to the Employee an amount [in cash] equal to the total federal, state and local income taxes which the Employee would be obligated to pay at his or her marginal tax rate resulting from (i) the vesting of the Restricted Stock and (ii) the reimbursement by the Company of all such taxes which the Employee is obligated to pay in accordance with this Paragraph 8 (such payment to be referred to as the "Gross-Up Payment"). The Employee agrees that the Company may offset the Gross-Up Payment by any amount the Company is required by any government to be withheld or otherwise deducted and paid by the Company with respect to the Restricted Stock and the Gross-Up Payment. By his or her acceptance of this Agreement, the Employee agrees to irrevocably waive his or her right to make an election (as permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time) to include in gross income for the taxable year in which the Restricted Stock is granted an amount equal to the fair market value of the Restricted Stock.

         9. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing any shares delivered to the Employee under this Agreement shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.

         10. The Employee covenants and agrees with the Company that if, with respect to any shares of Common Stock delivered to the Employee pursuant to this Agreement, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to this Agreement, (i) that he or she takes the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Employee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Employee agrees that the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

         11. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

         12. This Agreement is not a contract of employment and the terms of the Employee's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the Employee's employment, and it shall not impose any obligation on the Employee's part to remain in the employ of the Company.

                                     Exhibit 10.4 - Page 3


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written below.


                                            WEINER'S STORES, INC.




                                            By____________________________
                                                   [ title of officer ]
ACCEPTED:



-------------------------------
Signature of Employee



-------------------------------
Name of Employee (please print)



Date: _________________________



                                     Exhibit 10.4 - Page 4


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                                    EXHIBIT A
                                    ---------


         The terms "Cause," "Good Reason," and "Disability" shall have the meanings set forth below:

         I.   "Cause" shall mean:

              (1) fraud;

              (2) material dishonesty relating to the conduct of the business of the Company or dishonesty which does not relate to the conduct of the business of the Company which adversely affects the Company or the Employee's ability to manage the business of the Company;

              (3) the Employee engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the Employee's duties as an employee, resulting, in either case, in material economic harm to the Company, other than:

                  (A) conduct which is the result of the Employee's exercise of reasonable business judgment which merely differs from the business judgment of the Company's chief executive officer; or

                  (B) any act or omission which in the Employee's reasonable and good faith belief was in or not opposed to the best interests of the Company;

              (4) embezzlement;

              (5) chronic alcoholism or chronic drug dependency that in either case precludes the Employee from performing his or her duties as an employee of the Company; or

              (6) the conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving (i) securities or commodities laws violations or (ii) moral turpitude.

         II. "Good Reason" shall mean the occurrence of any of the following events within the 30-day period preceding the termination of employment by the
Employee:

              (1) a reduction of the Employee's base salary (other than any reduction applicable to management employees generally);

              (2) a material reduction in the Employee's position, duties or responsibilities with respect to his or her employment by the Company without the Employee's prior consent;

              (3) a change in the Employee's principal work location by more than 50 miles and more than 50 miles from the Employee's principal place of abode as of the date of such change in job location without the Employee's prior consent; or

              (4) the failure of the Company to obtain the assumption in writing of its obligations to pay any earned compensation under the Plan by any purchaser or other transferee of all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

         III. "Disability" shall mean a disability as determined under the Company's then existing long- term disability plan or program.

                                     Exhibit 10.4 - Page 5